Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
Mineralys Therapeutics, Inc.
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,645,356 shares (2)	$13.515 (3)	$22,236,986	$153.10 per $1,000,000	$3,404.48
Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	411,339 shares (4)	$13.515 (3)	$5,559,247	$153.10 per $1,000,000	$851.12
Total Offering Amounts					$27,796,233		$4,255.60
Total Fee Offsets (5)							$—
Net Fee Due							$4,255.60
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)Represents 1,645,356 additional shares of common stock issuable pursuant to the Mineralys Therapeutics, Inc. 2023 Incentive Award Plan (the “2023 Plan”) that have become available pursuant to an automatic annual increase provision in the 2023 Plan.
(3)Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on November 5, 2024, which is within five business days prior to filing this registration statement.
(4)Represents 411,339 additional shares of common stock issuable pursuant to the Mineralys Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) that have become available pursuant to an automatic annual increase provision in the ESPP.
(5)The registrant does not have any fee offsets.
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